Exhibit 10.4

ANNEX VI

TO

SECURITIES PURCHASE AGREEMENT

SECURITY INTEREST AGREEMENT

SECURITY INTEREST AGREEMENT (“Security Interest Agreement”), dated as of September     , 2009, by and among the persons set forth on Schedule 1 (each a “Secured Party” and collectively, the “Secured Parties”), OmniComm Systems, Inc., a Delaware corporation having its principal executive offices at 2101 W. Commercial Blvd., Suite 4000, Ft. Lauderdale, FL 33309 (the “Company” or the “Debtor”) and Gulf Pointe Capital, LLC, a                                  corporation and wholly-owned subsidiary of Aspen Opportunity Fund [a Secured Party], as agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Agent”).

RECITALS

A. Reference is made to (i) that certain Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”) to which the Debtor and the Secured Parties are parties, and (ii) the Transaction Agreements, including, without limitation, the Debentures. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the relevant Transaction Agreements.

B. Pursuant to the Transaction Agreements, the Debtor has certain obligations to the Secured Parties (all such obligations, the “Obligations”), including, but not limited to, obligations pursuant to the Securities Purchase Agreement, the Debentures and the Warrants.

C. In order to induce each of the Secured Parties to execute and deliver the Transaction Agreements and to make the advances to the Debtor contemplated thereby, and as contemplated by the Securities Purchase Agreement and the Debenture, the Debtor has agreed to grant to the Secured Parties a security interest in the Collateral (as defined below) to secure the due and punctual fulfillment of the Obligations. The Secured Parties are willing to enter into the Securities Purchase Agreement and the other Transaction Agreements only upon receiving the Debtor’s execution of this Security Interest Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Grant of Security Interest.

(a) In order to secure the due and punctual fulfillment of the Obligations, the Debtor hereby grants, conveys, transfers and assigns to the Agent, on behalf of the Secured Parties as hereinafter provided, a continuing security interest in the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all cash and non-cash proceeds and products thereof.

(b) For purposes of this Agreement, the following terms shall have the meanings indicated:

“COLLATERAL” is all right, title and interest of Debtor in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: All assets of the Debtor, including, but not limited to: all personal and fixture property of every kind and nature, including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including accounts receivable), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, Securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); all Equipment; all Intellectual Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Debtor’s books relating to any and all of the above and includes, without limiting the generality of the above, the Securities and Equipment (and related Intellectual Property), if any, listed in Exhibit B and the Intellectual Property listed in the relevant Exhibits.

“CODE” is the Uniform Commercial Code, in effect in the State of New York as in effect from time to time.

“COPYRIGHTS” are all copyrights, copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“EQUIPMENT” has the meaning set forth in the Code and includes all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Debtor has any interest.

“INTELLECTUAL PROPERTY” is all present and future (a) Copyrights, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) Patents; (e) Trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above; a schedule of Intellectual Property is provided in Exhibit C and a schedule of Intellectual Property applications is provided in Exhibit D, but such listing shall not limit the Secured Party’s interest in any other Intellectual Property or Intellectual Property applications.

“PATENTS” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“SECURITIES” has the meaning ascribed to it in the Securities Act of 1933, as amended, and includes, but is not necessarily limited to, common stock, preferred stock, warrants, rights and other options, promissory notes or other instruments reflecting obligations of other entities; in furtherance of the foregoing, but not in limitation thereof, the term “Securities” specifically includes the securities listed in Exhibit B.

“TRADEMARKS” are trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by any such trademarks.

(c) The security interests granted pursuant to this Section (the “Security Interests”) are granted as security only and shall not subject the Agent or any of the Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

(d) The term “Allocable Share” means, with respect to each Secured Party (if there is more than one Secured Party), as of the relevant date, the fraction equal to (i) the outstanding principal of the Debenture then held by such Secured Party, divided by (ii) the aggregate outstanding principal of the Debentures then held by all Secured Parties.

Section 2. Filing; Further Assurances. The Debtor will, at its expense, cause to be searched the public records with respect to the Collateral and will execute, deliver, file and record (in such manner and form as each of the Secured Parties may require), or permit the Agent to file and record, as its attorney in fact, any financing statement, any carbon, photographic or other reproduction of a financing statement or this Security Interest Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Agent to exercise and enforce the rights hereunder with respect to any of the Collateral. The Debtor hereby appoints the Agent as Debtor’s attorney-in-fact to execute in the name and behalf of Debtor such additional financing statements as the Agent may request.

Section 3. Representations and Warranties of Debtor. The Debtor hereby represents and warrants to the Agent and each Secured Party (a) that, except for the Permitted Liens (as defined below), the Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance; (b) that except for such financing statements as may be described on Exhibit A attached hereto and made a part hereof, no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement; (c) that all additional information, representations and warranties contained in Exhibit B attached hereto and made a part hereof are true, accurate and complete on the date hereof, and (d) that the statements made in the Recitals of this Security Interest Agreement, which are deemed incorporated herein by reference, are true, accurate and complete.

Section 4. Covenants of Debtor. The Debtor hereby covenants and agrees with the Agent and each Secured Party that (a) the Debtor will, at the Debtor’s sole cost and expense, defend the Collateral against all claims and demands of all persons at any time claiming any interest therein junior to the Secured Party’s interest; (b) the Debtor will provide the Agent with prompt written notice of (i) any change in the chief executive officer of the Debtor or the office where the Debtor maintains its books and records pertaining to the Collateral; (ii) the movement or location of all or a material part of the Collateral to or at any address other than the address of Debtor set forth at the head of this Security Interest Agreement or as set forth in said Exhibit B; and (iii) any facts which constitute a Debtor Event of Default (as such term is defined below), or which, with the giving of notice and/or the passage of time, could or would constitute a Debtor Event of Default, pursuant to the Section titled “Debtor Events of Default” below; (c) the Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtor; (d) the Debtor will immediately notify the Agent of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution; (e) the Debtor will have and maintain adequate insurance at all times with respect to the Collateral, for such other risks as are customary in the Debtor’s industry for the respective items included in the Collateral, such insurance to be payable to the Agent and the Debtor as their respective interests may appear, and shall provide for a minimum of ten (10) days prior written notice of cancellation to the Agent, and Debtor shall furnish the Agent with certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions; (f) the Debtor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of the Agent, except in the ordinary course of business; (g) the Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance (except for encumbrances specified in Exhibit A attached hereto) and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof; and (h) the Debtor will not use the Collateral in material violation of any statute or ordinance the violation of which could materially and adversely affect the Debtor’s business.

Section 5. Records Relating To Collateral. The Debtor will keep its records concerning the Collateral at its offices designated in the caption of this Security Interest Agreement or at such other place or places of business of which the Agent shall have been notified in writing no less than ten (10) days prior thereto. The Debtor will hold and preserve such records and chattel paper and will permit the Agent at any time during normal business hours upon reasonable notice to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to the Agent such information and reports regarding the Collateral as the Agent may from time to time reasonably request.

Section 6. General Authority. From and during the term of any Debtor Event of Default, the Debtor hereby appoints the Agent the Debtor’s lawful attorney, with full power of substitution, in the name of the Debtor, for the sole use and benefit of the Agent, but at the Debtor’s expense, to exercise, all or any of the following powers with respect to all or any of the Collateral:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;

(b) to receive, take, endorse, assign and deliver all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Agent;

(c) to settle, compromise, prosecute or defend any action or proceeding with respect thereto;

(d) to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof or the related goods securing the Collateral, as fully and effectually as if the Agent were the sole and absolute owner thereof;

(e) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

(f) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

provided, that the Agent shall give the Debtor not less than ten (10) business days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral.

The exercise by the Agent of, or the failure of the Agent to so exercise, any authority granted herein shall in no manner affect Debtor’s liability to the Agent or to the Secured Party, and provided, further, that the Agent shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with the collection of, or the preservation of, any rights under any of the Collateral, and the Agent shall not be required to proceed against any other person or entity who or which has guaranteed the performance of the Obligations or provided any security therefor before proceeding against Debtor or the Collateral.

Section 7. Debtor Events of Default.

(a) The Debtor shall be in default under this Security Agreement upon the occurrence of any of the following events (each, a “Debtor Event of Default”):

(i)	an Event of Default (as defined in the Debenture or other agreement or instrument reflecting an Obligation); or

(ii)	if any representation or warranty made by the Debtor in this Security Interest Agreement, in the Securities Purchase Agreement or in any of the other Transaction Agreements shall be false or misleading in any material respect; or

(iii)	Debtor shall breach any covenant of Debtor in this Security Interest Agreement or in any other document or instrument executed by Debtor in favor of or for the benefit of the Secured Parties as contemplated by any of the Transaction Agreements.

(b) The Debtor hereby irrevocably agrees that, upon the occurrence of a Debtor Event of Default, the Debtor shall be deemed to have consented to an immediate conveyance and transfer to the Agent of the copyrights and all other rights the Debtor may have in the software included in the Collateral, including, but not necessarily limited to, the software identified in Exhibit B attached hereto. In furtherance of the foregoing, and not in limitation thereof, the Debtor will, upon the occurrence of a Debtor Event of Default, deliver to the Agent copies of the source code of the relevant software, with accompanying written assignment of the software to the Agent. Without limiting the foregoing, such source code and assignment shall be in form sufficient to enable the Agent to register the software in the Agent’s name with the Copyright Register. The Debtor hereby agrees to take all steps necessary or appropriate, as requested by the Agent, to effectuate and reflect such conveyance and transfer or assignment to the Agent. In all events, such conveyance, transfer or assignment shall be deemed to vest title in such software in the Agent.

(c) In furtherance of the foregoing and not in limitation thereof, the Debtor acknowledges and agrees that the Agent may, upon the occurrence of a Debtor Event of Default, seek the immediate entry of a preliminary injunction prohibiting the Debtor’s use of such software in any shape, way or manner, including, but not necessarily limited to, through the sale of products that use any of such software, and the Debtor hereby irrevocably agrees that it will not contest an application seeking entry of a preliminary injunction and that it will accept the entry of such injunction.

Section 8. Remedies Upon Debtor Event of Default. If any Debtor Event of Default shall have occurred, then in addition to the provisions of Section 7 hereof, the Agent may exercise all the rights and remedies of a secured party under the Code. The Agent may require the Debtor to assemble all or any part of the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient. The Agent shall give the Debtor ten (10) business days prior written notice of the Agent’s intention to make any public or private sale or sale at a broker’s board or on a securities exchange of the Collateral. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent, in its sole discretion, may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

Section 9. Application of Collateral and Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities: (a) first, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith; (b) second, to the payment of the Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Secured Parties; and (c) finally, to pay to the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

Section 10. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Parties shall be entitled under this Agreement to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 11. Termination of Security Interests; Release of Collateral. Upon the payment or other satisfaction in full of the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the Debtor’s expense, to the extent permitted by law, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

Section 12. Permitted Liens. The Debtor further covenants and agrees that it will not grant any other lien in the Collateral (howsoever denominated) as long as any of the Obligations remains outstanding other than Permitted Liens (as defined below). The term “Permitted Liens” means any one or more of the following:

(a) liens shown on Exhibit A attached hereto, each of which represents a security interest granted and perfected prior to September     , 2009;

(b) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being actively contested in good faith by the Debtor;

(c) purchase money liens (i) on equipment acquired or held by the Debtor, where such lien was created in connection with the financing of the acquisition of such equipment, or (ii) existing on equipment when such equipment is or was acquired by the Debtor; provided, in each case that the lien is limited to the specific item or items of equipment and improvements and proceeds thereof;

(d) liens associated with licenses or sublicenses granted by the Debtor in the ordinary course of its business, and not otherwise prohibited by the terms of this Agreement, if such liens have no priority over the Security Interests;

(e) liens associated with licenses or sublicenses granted to the Debtor in the ordinary course of its business, in connection with the Debtor’s leased premises or leased property, if such liens have no priority over the Security Interests;

(f) leases or subleases granted in the ordinary course of the Debtor’s business, including in connection with the Debtor’s leased premises or leased property; or

(g) liens incurred in the extension, renewal, or refinancing of the indebtedness secured by liens described in subparagraphs (a) through and including (c) above, but any such extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase.

Section 13. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be for (i) the Debtor as provided in the Securities Purchase Agreement for notices to the Company, (ii) the Agent at                                              , and (iii) for each Secured Party as provided in the Securities Purchase Agreement for notices to the relevant Buyer. Any party hereto may from time to time change its address or facsimile number for notices under this Section in the manner contemplated by the Securities Purchase Agreement.

Section 14. Miscellaneous.

(a) No failure on the part of the Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Interest Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right, power or remedy under this Security Interest Agreement preclude the exercise, in whole or in part, of any other right, power or remedy. The remedies in this Security Interest Agreement are cumulative and are not exclusive of any other remedies provided by law. Neither this Security Interest Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(b) Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Florida Uniform Commercial Code have the meanings therein stated.

(c) The execution and delivery by Debtor of this Security Interest Agreement and all documents delivered in connection herewith have been duly and validly authorized by all necessary corporate action of Debtor and this Agreement and all documents delivered in connection herewith have been duly and validly executed and delivered by Debtor. The execution and delivery by Debtor of this Security Interest Agreement and all documents delivered in connection herewith will not result in a breach or default of or under the Certificate of Incorporation, By-laws or any agreement, contract or indenture of Debtor. This Security Interest Agreement and all documents delivered in connection therewith are legal, valid and binding obligations of Debtor enforceable against Debtor in accordance with their terms.

(d) In the event that any action is taken by Debtor or Secured Party in connection with the this Security Interest Agreement, or any related document or matter, the losing party in such legal action, in addition to such other damages as he or it may be required to pay, shall pay reasonable attorneys’ fees to the prevailing party.

Section 15. Separability. If any provision hereof shall prove invalid or unenforceable in any jurisdiction whose laws shall be deemed applicable, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party.

Section 16. Governing Law.

(a) This Security Interest Agreement shall be governed by and construed in accordance with the laws of the State of Florida for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Broward or (except with respect to issues relating to the copyright in and to the software, as contemplated by Section 7 hereof, which shall exclusively be in the aforesaid federal courts) of the state courts of the State of Florida sitting in the County of Broward in connection with any dispute arising under this Security Interest Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Debtor shall reimburse the Secured Party for any reasonable legal fees and disbursements incurred by the Secured Party in enforcement of or protection of any of its rights under this Security Interest Agreement. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(b) The Debtor and the Secured Party acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Security Interest Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Security Interest Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 17. Jury Trial Waiver. The Debtor and the Secured Party hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Debenture or this Security Interest Agreement.

Section 18. Assignment. Only in connection with the transfer of the rights under the Transaction Agreements in accordance with their terms, a Secured Party may assign or transfer the whole or any part of its security interest granted hereunder. Any transferee of the Collateral shall be vested with all of the rights and powers of the assigning Secured Party hereunder with respect to the Collateral.

Section 19. Agent. Each Secured Party agrees to appoint Gulf Pointe Capital, LLC. as its Agent for purposes of this Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

[Balance of page intentionally left blank]

Section 19. Waiver. The Debtor waives any right that it may have to require Secured Party to proceed against any other person, or proceed against or exhaust any other security, or pursue any other remedy Secured Party may have.

IN WITNESS WHEREOF, the Parties have executed this Security Interest Agreement as of the day, month and year first above written.

SECURED PARTIES (named in Schedule 1):

[Name of Secured Party]

By:

Print name and title

DEBTOR:
OmniComm Systems, Inc.

By:
Ronald T. Linares, Chief Financial Officer

AGENT
Gulf Pointe Capital, LLC

By:

Print name and title

SCHEDULE 1

The Secured Parties are:

Name	Address
Cornelis Wit	2101 Commercial Blvd., Suite 4000 Ft. Lauderdale, FL 33309
Leonard G. Epstein	302 Prospect St., La Jolla, Ca. 92037
Aspen Opportunity Fund	Need address
Steve Jones Pension Fund	Need address
Delos Investment	Need address

1

EXHIBIT A

EXCEPTIONS TO REPRESENTATIONS

1.	NONE. (There are no Permitted Liens as that term is defined below or as referred in the Security Agreement to which this Exhibit A is attached.)

All of the above exceptions to representations on this Exhibit A shall be collectively referred to and defined as the “Permitted Liens” and individually as a “Permitted Lien”.

2.	Each Permitted Lien has priority over the security interest granted to the Secured Parties named in the current Security Agreement

The Company may not, after the date hereof, grant a security interest in the Collateral, even if such interest is junior in all respects to the security interest of the Secured Party.

Exhibit A - Page 1

EXHIBIT B

ADDITIONAL INFORMATION RE COLLATERAL, ETC.

Collateral, except Intellectual Property – See Exhibit C.

“Software” includes, but is not limited to:

Trial Master, version 3.0

Trial Master, version 4.0

Additional Representations and Warranties – None.

Other Addresses – None.

OMNICOMM SYSTEMS, INC.

Fixed Assets

July 31, 2009

1 of 2 Cubicle Installments

10 Trackit License Upgrades

19 RAM Memories to upgrade Laptops

2 HP 10k Servers and 1 HP 15k Server for UAT

2 HP 4GB Fully Buffered Dimm

2 HP 8GB Fully Buffered Dimm

2 HP Cpe 4Y ProLiant DL 380

2 HP CPe 4Y ProLiant DL 380

2 HP Workstations

2 of 2 Cubicle Installments

2 ProLiant DL 380 G5 Servers

21 Monitors ViewSonic

269-04180 MS Office Windows XP/2000 Freight and MSDN 2 Year Subscription

286713-B22 Compaq 36.4GB U3 SCSI HS HDD for Compaq Server

3 HP Computers (Credit)

300679B21 Compaq 1GB Mem Upgrade PC2100 DDR-M for Compaq Server

333714B21 Xeon 3.2g IM Processor Kit for Compaq Server

33705-001 Compaq Proliant 3.2GHZ Server

4 Batteries and Memories for IBM / Credit Reimbursement for Stolen Laptop

4 Hard Drives

4 HP DX2000 Desktop PC’s

4 IBM Laptops for Sales Staff with Extended Warranty

4 Kingston Memories for HP/Compact

A/C Unit in Server Room

Exhibit B - Page 3

Abacus - e-mail migration software and antivirus

Abacus Computer (Directory cleanup & rix replication)

Access Control System for First Floor Office

Accrued Computer Expenses (2007)

Active PDF Software

Adobe Captivate 4

ANTS Load Professional Officer

Avirom & Associates Inc.

Blueprint-1st Year Maintenance & Support

BMC Service Desk Express

Cabling for First Floor Office

Cat5e Cabling in New Office

Center Analyst Edition Concurrent User License

Center Nalysis Edition Seat License

Changes on Audit Files

Circuit Installation

CISCO-AC Power Cord for Server

Cleaning of Telephone Systems and Installation of Backbone Cables

Collabnet Software (License Fee and Support)

Collabnet-SFEE Installation

Compaq Memory Upgrade

Compaq Power Supply DL 380G3 for Compaq Server

Computer & Equipment

Computer Hardware and Servers

Computer Parts

Computer with Software

Computer with Software

Computer/Software

Computers

Computers

Computers

Computers

Computers and Equipment

Computers and Equipment

Computers and Hardware

Computers and Software

Computers with Software

Configurable HP ProLiant DL365 Server/HP Care Pack/2 HP 146 GB

Construction at New Office

Consulting and Product Integration Services. Sync/Smart into TrialMaster

Crystall Ball Professional Version 7. Intro. & Advanced Training Software

Exhibit B - Page 4

Data Export Module (Theradex)

Data Phone Wire and Cable

Dell Laptop - Lattitude D620

Dell Laptop - Lattitude D620

Dell Lattitude D 620

Dell Monitors

Dell Poweredge 1855 Xeon 800

Dell Poweredge 1855 Xeon 800

Demo Server

Design Model for Theradex

Design of new Website

Desk Express Maintenance

Development Hardware Upgrades

Digital Certificate fo Exchange Server SSL

Disconnect Electricity at Old Office and Reconnect at New Office

Ecost Credit

E-Cost; Hard Drive for Ken Light and Delia Parman

Electrical Services as per Proposal # 13783

E-mail Support dor 1 Developer

Engineering Drawings-Area Billing

Equity Focus Annual License

eRT EDC Software

Five HP Computers and one extra Monitor from E-Cost

Five Westinhouse 42 LCD Monitors”

Four Dell - Lattitude D630 Intel Core 2 Duo T7300

Four PC’s and Eight Monitors

Four PC’s and Five Monitors

Fracy’s, Inc. - Post Processor CR

Fracys, Inc.-Data Export Module Post-Processor

Front Door Intercom

Furniture

Furniture for Downstairs Suite

Furniture for Suite 4600

Generator Task-Provide Electronic Autocad File to Kravit Architecture

Gilead Network Cable & Patches

Hard Drives

Hard Drives Memory Upgrades

Height Interiors Credit

HP 36.4GB Hard Drives

HP Care Pack 3yrs 4hrs

HP Care Pack-3 years 4 hours 13 x 5 ProLiant DL320’s

HP Color Laser Printer

Exhibit B - Page 5

HP Configurable HP ProLiant DL320’s Server Dual-Core Intel

HP Credit on previous purchase

HP Direct

HP Formerly Mercury Interact

HP Formerly Mercury Interact

HP formerly Mercury Interact

HP Hot Plugs

HP Hot Plugs and Power Cords

HP Laptop for Murali Aiyar

HP Laser Printer

HP Monitors (2)

HP Power Supply

HP ProCurve Switch

HP Procurve Switch

HP ProCurve Switch + Shipping

HP ProLiant DL 360G5 Server

HP ProLiant DL380 Server

HP SC320e SCSI Host Bus Adapter/Shipping & Handling/Tax

HP Server

HP Server

HP Server

HP Server, Processor, Hard Drive, Parts, Taxes, and Shipping

HP Servers and Computer Hardware

HP Shipping Cost

HP Shipping Cost

HP Smart Buy  1/8 G2 Ultrium 448 Autoloader Bunde/Shipping & Handling/Tax

HP Switch-Atlanta

HP Workstation xw6200. Refer to PO# 03/08/05

HP Xeon 3.0 (8)

HP XW 6000 Xeon

HP-Host Bus Adapter

Hyena Licensing

IBM Thinkpad G41 with Memory Upgrade and Extended Warranty

Installation and Wiring of Circuits

Installation of 240 Volt for UPS

Insurance Reimbursement for Stolen Laptop

Intel Processor Upgrade

Interact Act 2000 v5.0 5 User

J4862A Proccurve 10/100TX Module 24P / Office Equipment

Key Reader

Kravit Architectural-Engineering Services

Exhibit B - Page 6

Kravit Architectures

Laptop and Software for Leigh Carr

Laptop Dell - Lattitude D620

Laptop for Heather Fisher

Laptop for New Employee

Laptop for QMS

Laptop for Sean Dickens (Includes Shipping Docking and Tax)

Laptop for Thomas Wells (includes shipping and tax)

Laptop HP Compaq/Shipping & Handling/Tax

Laptops HP (2)

Laptops for Parman Loeffers and Lange

Leasehold Improvements

Leasehold Improvements

Lenovo-German’s Laptops

LGX Ad Hoc Report Builder

LGX Ad Hoc Report Builder

McAfee Total Virus Defense MSDN Universal License and PC Anywhere v 10.5 User

Mercury Functional Testing 9.0

Mercury QA Testing Tools with Maintenance

Mercury Quote # 1-9BXEHE

Micro Age 5 Pck MSDN Open Licenses and Software Plus 1-20 CAL License Pack

Microsoft Exchange Standard 2007 User’s License

Monitor

Monitors

MSQL Servers and Licenses

New Bandwidth for new Atlanta Place

New Booth Display

New Data and Voice Nodes for New Cubicles fpr QA Department

New Data and Voice Nodes for New Cubicles in Conference Room Pr. Managers Kova

Nine Monitors

Office Furniture for Ron Linares

Office Furniture for Suite 1950

Office Furniture Warehouse Refund of Overpayment

Office Furniture Workstations

Office Hardware-Computers

Office Hardware-Computers

Office Hardware-Computers

Office Refrigerator

Office Security System

Office Software

Office Software

Office Software

Exhibit B - Page 7

Office Software

Office Software Windows 2000

Office Supplies for Ron Linares

One Dell - Lattitude D620

One Dell - Lattitude D630 Intel Core 2 Duo T7300

One Dell - Lattitude D630, Intel Core 2 Duo T7500

One Dell - Lattitude D630, Intel Core 2 T7250

One Dell - Lattitude D630, Intel Core Duo T7300

One Dell 300 GB Hard Drive

One Dell 300 GB Hard Drive

One Dell XPS M1210

One Dell XPS M1210 Intel Core 2 Duo

One HP 4GB Server with HP Kit and 3 year Warranty

One HP Computer (Credit)

One HP Computer with sales tax and shipping

One HP ProLiant Server DL 320 with rack and tapes

One HP ProLiant Server with Carepack

One JDI Primera BravoPro DVD Publisher

One JLI Primera ADL - Max Printer

Oracle Management and Support

Oracle Software Update (License and Support) Oracle Thesaurus Management

Orasi Software

Parts to upgrade G5 DL 380 Server

Phones

Phones from Retele Communications

POMOdc 5750r M/AX2-40

PowerEdge 1855 Xeon 800

ProCurve Module

Purchase of Generator

Rebuild Website

Replacement Firewall

Retele Communications Credit

RFP Mainstreet Credit

RFP Mainstreet Credit

RFP Mainstreet Reimbursement

Ricky’s Electric

Ricky’s Electric-Installation of Wired Outlets

Ricky’s Electric-Labor

Ricky’s Electric-Wired Outlets

Sarb Ox Pro Software

Sea Gate Hard Drvie and HP Bus Adaptor

Exhibit B - Page 8

Second Draw on Construction Contract

Server Replacement Parts

Seven Dell Blade Enclosure and PE 1955 Blades

SFEE Term Standard User License for 10 users for one year

Six 20 LCD Monitors”

Six LCD 19 Monitors”

Sixteen 1 GB Modules for Dell PowerEdge 1855 Server

Smith-HP Workstation

Smith-MicroSofter Server 2000 plus 20 users

Smith-New Production Server with Hard Drive Memory and Power Supply Upgrades

Software

Software-Battery Backups

Software-Memory & Redundant Power Supply

SOX Compliance Software

SQL Server & Microsoft Server

Startech - Phone System

Stock Option Software and Maintenance

Sturgess Co. 20’x20’ Floor Level and Two-Story Exhibits

Sturgess Co. 20’x20’ Two Story Exhibit

SWSQL Server PC Amex and 534-00777 MSDN Open

SWSQL Server Standard Edition Freight and 2 MSDN Open Licenses for New Develop

Symanthec Express Mail Security for Exchange

Telephones and Headsets (RETELE)

Ten Dell 4 GB Memory Modules for Dell PowerEdge 1855 Server

Three Hard Copies Beta Model plus Shipping

Three HP Computers

Tigerdirect.com-8 Port KVM Switch with Cables Kit

Training Requirements Center Analyst Essentials (3days)

Trial Master

Trio Computers-HP Server

Truck Rental

Twelve 1 GB Modules for Dell PowerEdge 1750 Server

Two 19 Monitors

Two Blueprint Open Enrollment Licenses

Two Dell Blade 1955 Servers

Two HP Computers and one extra HP Monitor

Two HP Computers with Harware and Care Packs

Two HP Computers; Nine Monitors; Six Hard Drives; One Printer; and One Server

Two HP TD for QC Sites

Two IBM Thinkpad T60 for Germany

Two Laptop Computers

Two PC’s and Four Monitors

Exhibit B - Page 9

Two ProLiant DL 380 G5 Servers

Two HP ProLiant Servers

Two Used Compaq Computer Racks

Two wireless keyboards and mouses and one LCD 22 Monitor”

Vijay Laptop

Visual Studio Team System

Visual Studio Team System 2008 Team Server

Wireless Voice Conference Sound Station

Workstation for Development Team

Exhibit B - Page 10

EXHIBIT C

INTELLECTUAL PROPERTY

PATENTS

PATENT	PATENT NUMBER	ISSUE DATE
None

REGISTERED TRADEMARKS

TRADEMARK	REGISTRATION NUMBER	ISSUE DATE
None

TRADEMARK APPLICATIONS

TRADEMARK	APPLICATION NUMBER	APPLICATION DATE
TrialMaster	77/345,326	12/06/07
OmniTrain	77/345,338	12/06/07
OmniLearn	77/345,336	12/06/07
OmniComm Systems	77/407,291	02/27/08
OmniVal	77/407,305	02/27/08
OmniAssist	77/407,320	02/27/08
OmniHost	77/407,347	02/27/08
OmniAdvance	77/407,376	02/27/08
First in Functionality	77/409,365	02/2908
OmniReport	77/409,378	02/29/08
TrialExplorer	77/409,401	02/29/08
TrialBuilder	77/409,424	02/29/08

Exhibit C - Page 1

COPYRIGHTS

COPYRIGHT TITLE	REGISTRATION NUMBER	REGISTRATION DATE
OmniComm quote website	TXu001020090	01/25/01
OmniComm Web site script	TX0005455240	01/25/01

Exhibit C - Page 2

EXHIBIT D

INTELLECTUAL PROPERTY APPLICATIONS

See “Software” on Exhibit B

Exhibit D - Page 1